UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 11, 2008

T-Bay Holdings, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	033-377099-S	91-1465664
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

18th Floor, YongSheng Building ZhongShan Xi Road Xuhui District, Shanghai, China (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 86-021 51539900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment/Resignation of Officers

On June 11, 2008, Mr. Xiaofeng Li, the Chief Executive Officer of the Company, resigned from his position as Chief Executive Officer of the Company effective June 11, 2008, and the Board appointed Mr. Jie Shi to serve as the Chief Executive Officer of the Company effective on June 11, 2008. Mr. Li will remain as a member of the Board of Directors.

Jie Shi (Chief Executive Officer and Director)
Mr. Jie Shi, prior to joining the Company, served as a director of QiaoXing Universal Telephone Inc. (NASDAQ: XING) from 1997 to 2004 and served as the General Manager of QiaoXing from October 2000 to 2004. Mr. Shi also served as Vice General Manager and Chief Financial Officer of HuiZhou QiaoXing Telecommunication Co., Ltd. from 1993 to 1996. Mr. Shi used to serve as an independent director of Jili Zhongxun Technology Co., Ltd. (SZEX: 0669). Mr. Shi received his Bachelor Degree in Finance from China Renin University and a MBA degree from Britain Wills University.

Mr. Shi, age 40, is neither related to, nor does he have any relationships with, any existing member of the Board or any executive officer of the Company.

On June 11, 2008, the Company appointed Mr. Jiangcheng Fang, Mr. Chao Jiang, and Mr. Chengning Zhang to the Board of Directors as independent directors.

Please find below a short biography on each new independent director:

Jiancheng Fang (Independent Director)
Dr. Jiancheng Fang, Doctoral Supervisor, is the Chief of College of Optoelectronic Engineering and Vice-Chief of R&D Center of Information and Control in Beijing University of Aeronautics and Astronautics. Dr. Fang has been the First and Second place winner of the National Tech & Invention Award and has received the National Science Fund. He is now in charge of nine National Sicence Projects, three of which are included in“National 863 Plan Program”. He is the member of Electric Contorl & Testing Standards Department in State Administration of Science Techology and Industry for National Defence.

Dr. Fang, age 53, is neither related to, nor does he have any relationships with, any existing member of the Board or any executive officer of the Company.

Chao Jiang (Independent Director)
Mr. Chao Jiang, current serves as the Executive Director, the chief Financial Officer, and Vice President of China Wireless Technologies Limited (02369.HK) since June 2002. With more than 15 years experience in accounting and finance, he is an associate member of the Association of Chartered Certified Accountants and a Certified Public Accountant in the PRC. Previously, he worked for the State Audit Bureau. Mr. Jiang has also worked for Qiaoxing Electronic Company Limited and Shenzhen Zhong Xing Xin Telecom Equipment Company Limited (00763.HK). Mr. Jiang obtained a Bachelor Degree in Economics from Sun Yat-Sen University in 1991.

Mr. Jiang, age 37, is neither related to, nor does he have any relationships with, any existing member of the Board or any executive officer of the Company.

Chengning Zhang (Independent Director)
Chengning Zhang, Doctor Tutor for the Beijing Institute of Technology, is an expert in “vehicle electric control” & “Electric Power System”. He has dedicated his research to the study of Electric Power Control System, Battery Management System and Battery Charge System. Mr. Zhang is the head of one of “National 863 Plan Program” and the holder of 4 national patents. More than 20 of his essays were published in professional journals in China and overseas. He also was the Co-Editor of the first professional book of “Electric Vehicle” in China.

Mr. Zhang, age 45, is neither related to, nor does he have any relationships with, any existing member of the Board or any executive officer of the Company.

Furthermore, on June 11, 2008, Mr. Meilian Li and Mr. Zhaohui Luo, resigned from their positions as members of the Board of Directors effective June 11, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-BAY HOLDINGS, INC.

Dated: June 16, 2008	By: /s/ Jie Shi
Jie Shi, Chief Executive Officer